Exhibit 99.1

The Meet Group Announces Successful Completion of Debt Refinancing and
Reports on Share Repurchase Progress

–	New $60 million credit facility improves financial flexibility and cash flow; increases allowable annual share repurchase threshold

–	$9 million in shares bought back since July

NEW HOPE, Pa., September 4, 2019 - The Meet Group, Inc. (NASDAQ: MEET), a leading provider of interactive livestreaming solutions, today announced the successful completion of its debt refinancing and reported on its share repurchase progress.

The new $60 million credit facility consists of a $35 million term loan which was fully drawn at closing and a $25 million revolving line of credit for general corporate purposes. The new facility replaces and terminates the Company’s prior facility. The new term loan matures on August 29, 2022 and amortizes at 10% per year, a reduction from 25% per year in the prior facility.

Geoff Cook, CEO of The Meet Group, commented, “The strong execution of our livestreaming video strategy has enabled us to improve our financial position and successfully refinance our debt. In addition to reducing our cost of borrowing, the new debt facility allows for increased annual spending for share repurchases of up to $30 million annually, up from $10 million annually allowed under the prior facility.

“We have been actively buying the Company’s stock over the past several months and are committed to continuing the program,” added Cook. “We believe that current prices provide an attractive basis for repurchase.”

As of August 30, 2019, the Company had repurchased 2.54 million shares of its common stock for approximately $9 million under the current $30 million plan authorized through 2021.

The new credit facility was provided through a banking syndicate arranged by BofA Securities, Inc. and JPMorgan Chase Bank, N.A.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. Our ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. Our top apps, MeetMe©, LOVOO©, Skout©, Tagged© and Growlr©, deliver live interactions and meaningful connections to millions of users daily. Headquartered in New Hope, PA, we have offices in Philadelphia, San Francisco, Dresden, and Berlin. The Meet Group is committed to safety. You can find a description of current safety practices here: https://www.themeetgroup.com/safety-practices/. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements
Certain statements in this press release made by The Meet Group, Inc. are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether the $25 million revolving line of credit will be available for future needs; whether we will increase our share buybacks to $30 million annual limit; and whether we will continue to

Exhibit 99.1

repurchase shares at current prices as expected. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “outlook,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Investor Contact:
Leslie Arena
larena@themeetgroup.com
267-714-6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267-446-7010